EXHIBIT 21.1

List of Subsidiaries of WPX Energy, Inc.

(all Delaware entities unless otherwise indicated)

1. Barrett Resources International Corporation – a Delaware corporation

2. Bison Royalty, LLC

3. Diamond Elk, LLC – a Colorado limited liability company

4. Fort Union Gas Gathering, LLC

5. Mockingbird Pipeline, LP – a Delaware limited partnership

6. Northwest Argentina Corporation – a Utah corporation

7. RW Gathering, LLC

8. WPX Energy Appalachia, LLC

9. WPX Energy Arkoma Gathering, LLC

10. WPX Energy Enterprises, Inc. – a Delaware corporation

11. WPX Energy Gulf Coast, LP

12. WPX Energy Holdings, LLC

13. WPX Energy Keystone, LLC

14. WPX Energy Marcellus Gathering, LLC

15. WPX Energy Mid-Continent Company, an Oklahoma corporation

16. WPX Energy Production, LLC

17. WPX Energy Rocky Mountain, LLC

18. WPX Energy RM Company, a Delaware corporation

19. WPX Energy Ryan Gulch, LLC

20. WPX Energy Marketing, LLC

21. WPX Energy Marketing Services Company, LLC

22. WPX Energy Services Company, LLC

23. WPX Energy Van Hook Gathering Services, LLC

24. WPX Energy Williston, LLC

25. WPX Gas Resources Company, a Delaware corporation

International subsidiaries:

1. WPX Energy International Oil and Gas (Venezuela), Ltd. – a Cayman Islands corporation

2. Apco Oil and Gas International Inc. – a Cayman Islands corporation

3. Apco Argentina S.A – an Argentina entity

4. Apco Austral, S.A. – an Argentina entity

5. Apco Properties Ltd. – a Cayman Islands corporation